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                                   EXHIBIT 5
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                                  LAW OFFICES

                     HONIGMAN MILLER SCHWARTZ AND COHN LLP

                         2290 FIRST NATIONAL BUILDING
                              660 WOODWARD AVENUE
                         DETROIT, MICHIGAN 48226-3583

                              FAX (313) 465-8000
TELEPHONE: (313) 465-7000                                      LANSING, MICHIGAN
www.honigman.com


                               November 30, 2000


Steelcase Inc.
901 44th Street
Grand Rapids, Michigan  49508

Ladies and Gentlemen:

     We have represented Steelcase Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 8,150,000 of the Company's Class A Common Stock (the "Class A Common Stock"), issued or to be issued pursuant to (a) the Steelcase Inc. Incentive Compensation Plan, as amended (the "Plan"), or (b) options granted under the Plan.

     Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the shares of Class A Common Stock to be offered by the Company under the Plan pursuant to the Registration Statement have been duly authorized and, (a) when issued and granted by the Company in accordance with the Plan or (b) when issued and sold by the Company in accordance with options granted under the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                         Very truly yours,

                         /s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

                         HONIGMAN MILLER SCHWARTZ AND COHN LLP

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